[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE TECHNOLOGY FUND

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1995 THROUGH FEBRUARY 29, 1996
                                                                            Total
                                                              Shares        Shares   % of Issue                  Shares
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          02/29/96
Meta Group, Inc.          12/01/95 8,700    0.02%    $18.00   10,600        2,400    0.44%    Robertson, Stephens0
BE Semiconductor Industrie12/04/95 79,000   0.14%    $13.00   79,000        9,600    0.82%    Morgan Stanley     0
Citrix Systems, Inc.      12/08/95 11,000   0.02%    $15.00   16,400        2,500    0.66%    Lewco Sec Agent    0
Meta Tools, Inc.          12/12/95 23,800   0.06%    $18.00   35,300        3,000    1.18%    Alex, Brown & Sons 0
Omnipoint Corp.           01/26/96 12,900   0.03%    $16.00   18,600        7,000    0.27%    Raymond James & Ass0
Vitalcom, Inc.            02/14/96 19,600   0.03%    $12.50   19,600        2,000    0.98%    Wessels Arnold     0

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1996 THROUGH MAY 31, 1996
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          05/31/96
Indus Group               02/29/96 30,800   0.05%    $15.00   30,800        3,500    0.88%    Cowen &Co.         0
OrCAD Inc.                03/01/96 28,200   0.00%    $11.00   41,700        3,200    1.30%    Wessels Arnold     0
Premiere Technologies Inc.03/05/96 58,600   0.12%    $18.00   86,400        6,500    1.33%    Alex, Brown & Sons 0
Forte Software Inc.       03/11/96 9,400    0.02%    $21.00   13,900        1,850    0.75%    Morgan Stanley & Co0
Eagle River Interactive In03/21/96 26,300   0.04%    $13.00   39,300        4,000    0.98%    Salomon Brothers In0
Intelliquest Information G03/22/96 9,600    0.02%    $17.00   14,900        1,925    0.77%    Blair, William and 0
Lucent Technologoes       04/03/96 78,000   0.24%    $27.00   272,300       111,000  0.25%    Morgan Stanley/Gold0
Microwave Systems Corp.   04/03/96 17,800   0.02%    $10.00   26,500        2,500    1.06%    Alex, Brown & Sons 0
Transition Systems, Inc.  04/18/96 43,100   0.08%    $18.00   64,100        6,000    1.07%    Jeffries & Co.     43,100
                                                                                              Alex, Brown & Sons 43,100
Edify Corp.               05/02/96 10,300   0.02%    $15.00   15,200        2,500    0.61%    Goldman Sachs      10,300
Open Vision Technoloies   05/07/96 19,800   0.03%    $14.00   30,000        2,735    1.10%    Alex, Brown & Sons 0
Nova Corp.                05/08/96 45,100   0.08%    $19.00   45,100        3,500    1.29%    Alex, Brown & Sons 45,100
Vincam Group Inc.         05/09/96 5,500    0.01%    $15.00   27,000        2,200    1.23%    Bear Stearns       0

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1996 THROUGH AUGUST 31, 1996
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          08/31/96
Affiliated Computer Servic06/24/96 132,000  0.68%    $48.00   132,000       4,028    3.28%    Bear Stearns       13,200
Farallon Communications   06/13/96 18,500   0.03%    $16.00   28,000        2,250    1.24%    Cowen & Co.        270,000

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1996 THROUGH NOVEMBER 30, 1996
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          11/30/96
CellNet Data Sys.         09/27/96 20,500   0.03%    $20.00   20,500        5,000    0.41%    Morgan Stanley & Co0
Cymer Inc.                09/18/96 1,000    0.00%    $9.50    12,500        3,340    0.37%    Needham & Co.      0
Cymer Inc.                09/18/96 7,400    0.01%    $9.50    12,500        3,340    0.37%    Morgan Stanley & Co0
Document Sciences Corp.   09/20/96 13,800   0.01%    $12.00   20,500        2,300    0.89%    C.J. Lawrence      0
Intelligroup Inc.         09/27/96 800      0.00%    $10.00   40,100        8,170    0.49%    J.P. Morgan        0
Intelligroup Inc.         09/27/96 3,000    0.00%    $10.00   40,100        8,170    0.49%    UBS Securities     0
Intelligroup Inc.         09/27/96 22,800   0.02%    $10.00   40,100        8,170    0.49%    Cowen & Co.        0
Intelligroup Inc.         09/27/96 1,300    0.00%    $10.00   40,100        8,170    0.49%    McDonald & Co.     0
Technology Modeling Associ09/20/96 12,300   0.01%    $12.00   19,000        3,000    0.63%    Lewco Sec.         0
Technology Modeling Associ09/20/96 700      0.00%    $12.00   19,000        3,000    0.63%    Morgan Stanley & Co0
Orckit Communications LTD 09/27/96 18,700   0.02%    $16.00   25,100        3,300    0.76%    Alex, Brown & Sons 0
Advanced Fibre Communicati09/30/96 32,500   0.07%    $25.00   44,300        4,500    0.98%    Morgan Stanley & Co0
Advanced Fibre Communicati09/30/96 200      0.00%    $25.00   44,300        4,500    0.98%    Fahnestock & Co.   0
Cybermedia Inc.           10/23/96 20,200   0.03%    $16.00   31,100        2,500    1.24%    Lewco Sec.         0
Infinity Finl Technology I10/25/96 3,500    0.00%    $16.00   14,000        2,690    0.52%    C.J. Lawrence      0
Infinity Finl Technology I10/25/96 5,500    0.01%    $16.00   14,000        2,690    0.52%    Goldman Sachs      0
Midway Games Inc.         10/30/96 183,500  0.31%    $20.00   184,800       5,100    3.62%    Oppenheimer & Co.  0
Storm Technology Inc.     10/01/96 61,300   0.05%    $10.50   61,300        2,850    2.15%    Goldman Sachs      35,800
Superior Consultant Inc.  10/10/96 400      0.00%    $16.00   43,000        2,500    0.17%    McDonald & Co.     0
Superior Consultant Inc.  10/10/96 2,500    0.00%    $16.00   43,000        2,500    0.17%    Blair, William and 0
Sabre Group Holdings      10/10/96 177,800  0.37%    $27.00   271,500       20,200   1.34%    Goldman Sachs      0
Trusted Information Sys. I10/10/96 32,000   0.03%    $13.00   49,000        3,400    1.44%    J.P. Morgan        0
White Pine Software, inc. 10/11/96 55,600   0.04%    $9.00    82,200        3,000    2.74%    Cowen & Co.        0
XL Connect Solutions Inc. 10/17/96 300      0.00%    $15.00   29,800        2,900    1.03%    Soundview Financial0
XL Connect Solutions Inc. 10/17/96 19,400   0.02%    $15.00   29,800        2,900    1.03%    Alex, Brown & Sons 0
Ingram Micro Inc.         10/31/96 97,600   0.14%    $18.00   133,700       20,000   0.67%    Morgan Stanley & Co147,600

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.